EXHIBIT 10.1


                               FARM-OUT AGREEMENT


         In consideration of the benefits to accrue to the parties hereto and the covenants and obligations contained herein, it is hereby mutually agreed as follows:

         I.       PARTIES:

         The parties hereto are Quinton Rental & Repair Service, Inc., P. O. Box 432, Quinton, OK, 74561 (hereinafter QUINTON) and Oak Hills Energy, Inc., P. O. Box 470, Holdenville, OK 74848 (hereinafter OAK HILLS).

         II.      ACREAGE:

         QUINTON is the owner of an oil and gas leasehold known as the Wagnon Lease covering Section 2-8N-17E, Pittsburg County, Oklahoma (THE PROPERTY).

         III.     OBLIGATIONS:

         OAK HILLS will commence or cause to be commenced the actual drilling of a horizontal well at a legal location on THE PROPERTY on or before 360 days after the execution of this Agreement or 30 days after all necessary Corporation Commission orders are entered, whichever is later. QUINTON agrees to give OAK HILLS the right to drill subsequent wells, said well or wells to be drilled within 180 days from the completion of the previous well. If no well is commenced within 360 days after execution of this Agreement, OAK HILLS will have no right, title or interest in the subject land and all rights will revert to QUINTON.

         IV.      ASSIGNMENT OF LEASEHOLD INTEREST:

          After completion of a producing well by OAK HILLS, QUINTON shall assign all of its right, title and interest in and to the wellbore only of the producing well subject to the terms of this Agreement and subject to a five percent (5%) carried working interest to the tanks. However, notwithstanding anything else herein contained, QUINTON shall deliver to OAK HILLS at least a 75% NRI in THE PROPERTY. Upon receipt of an assignment from QUINTON of all its working interest with a minimum of 75% NRI in THE PROPERTY, OAK HILLS shall assign to QUINTON the 5% working interest carried to the tanks. QUINTON shall also be entitled to an overriding royalty interest equal to the difference between the net revenue interest conveyed by QUINTON to OAK HILLS and 75%, if any. To the extent that the net revenue delivered by QUINTON is less than 75%, the carried working interest shall be reduced accordingly. In the event that QUINTON does not own 100% of THE PROPERTY, and OAK HILLS obtains additional working interest through its own efforts, said additional interests shall not be


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used  in  computing  QUINTON'S  right  to  a  carried  working  interest  and/or overriding royalty interest. After production is delivered to the tanks, QUINTON agrees to pay its share of the working interest expenses attributable to its 5% carried working interest should QUINTON be entitled to said carried interest under the terms of this Agreement.

         V.       OPERATOR:

         OAK HILLS will be the Operator of any wells drilled on THE PROPERTY and the parties hereto agree to be bound by the terms of the June 30, 1982 Operating Agreement covering the above described PROPERTY with OAK HILLS as Operator.

         VI.      COSTS:

         The entire cost and risk of conducting the above described operations shall be borne by OAK HILLS to the tanks. If any of the above operations result in a dry hole, OAK HILLS shall plug and abandon the well at its sole cost, risk and expense. If any well drilled pursuant hereto results in a producer of oil and/or gas in paying quantities, OAK HILLS shall complete and equip the well to produce at its sole cost and risk to the tanks. Subsequently, QUINTON shall pay its proportionate costs of operations.

         VII.     INFORMATION AND REPORTS:

         OAK HILLS agrees to give QUINTON access to the rig floor and all drilling reports, electric logs and other information pertinent to the drilling, testing and completing of the well upon request.

         VII.     STATUS OF PARTIES:

         In the drilling of the wells above described and otherwise complying with the terms and provisions of this Agreement, the parties hereto are acting independently and not as partners in any capacity, mining or otherwise.

DATED this 5TH day of DECEMBER, 2003.

                                           OAK HILLS ENERGY, INC.

PITTSBURG COUNTY FILED OR RECORDED

                                           By: /s/ DOUG HUMPHREYS
                                               __________________
                                                   Doug Humphreys


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


                                           QUINTON RENTAL & REPAIR SERVICE, INC.


                                           By: _________________________________
                                               Chris Hoag

State of Oklahoma  )
                   )   ss
County of Hughes   )

         Before me, the undersigned, a Notary Public, in and for said County and State on this 5TH day of December, 2003, personally appeared Doug Humphreys, to me known to be the identical person who subscribed the name of the maker thereof to the within and foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the use and purposes therein set forth.

         Given under my hand and seal of office the day and year last above written.

         My Commission Expires


         ______________________'                    _______________________
                                                    Notary Public

         State of Oklahoma     )
                               ) ss
         County of Hughes      )



         Before me, the undersigned, a Notary Public, in and for said County and State on this 5th day of December, 2003, personally appeared Chris Hoag, to me known to be the identical person who subscribed the name of the maker thereof to the within and foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the use and purposes therein set forth.

         Given under my hand and seal of office the day and year last above written. My Commission Expires:

4-4-2007                                            _______________________
_____________________
                                                    Notary Public

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